UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OR The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)            January 14, 2005
                                                 -------------------------------

                              Invacare Corporation
             (Exact name of registrant as specified in its charter)

Ohio                                  0-12938              95-2680965
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(State or other jurisdiction of     (Commission    (IRS Employer Identification)
incorporation or organization)     File Number No)

            One Invacare Way, P.O. Box 4028, Elyria, Ohio              44036
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             (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code        (440) 329-6000
                                                  ------------------------------

________________________________________________________________________________

(Former name, former address and former fiscal year, if change since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The information set forth below in Item 2.03 of this report of Form 8-K is incorporated herein be reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 14, 2005, Invacare Corporation ("Invacare") entered into a Credit Agreement (the "Agreement") with Certain Borrowing Subsidiaries, the Banks Named Therein, and JPMorgan Chase Bank, N.A. as Agent, Keybank National Association as Syndication Agent, and J.P. Morgan Securities, Inc. and Keybank National Association, as Co-Lead Arrangers. The new $450 million multi-currency credit facility available to Invacare under the Agreement replaces the Company's previous $325 million facility and refinances the bridge loan in place to fund the purchase of WP Domus GmbH in September 2004. The new facility provides that Invacare may, upon consent of its lenders, increase the amount of the facility by an additional $100 million to $550 million. All borrowings under the facility are required to be repaid by January 14, 2010.

The borrowing rate under the Agreement is determined based on the ratio of debt to earnings before interest, taxes, depreciation and amortization (EBITDA) of Invacare, as defined in the Agreement, and ranges from LIBOR plus 0.35% to 0.675%. In addition, the Agreement contains certain affirmative and negative covenants with respect to, among other things, interest coverage, net worth, and ratio of debt to EBITDA. The Agreement specifies various events of default, including, among others, the failure to make payments when due and noncompliance with covenants. Upon the occurrence of an event of default, the lenders can declare all amounts outstanding under the facility due and payable.

Also on January 14, 2005, Invacare's prior $325 million credit facility and $100 million bridge financing were terminated as they were paid in full with borrowings under the new facility. Invacare drew down $379.4 million under the new credit facility to repay amounts outstanding under the prior credit facilities.

The  Agreement is filed as Exhibit 10.1 to this report on Form 8-K.

Item 7.01   Regulation FD Disclosure.

On January 19, 2005, the Company issued a press release announcing the signing of the Agreement. The press release is attached as Exhibit 99.1 to this report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

 (c)   Exhibits

     Exhibit 10.1 Credit Agreement dated as of January 14, 2005 among Invacare Corporation and Certain Borrowing Subsidiaries, the Banks Named Therein, and JPMorgan Chase Bank, N.A. as Agent, Keybank National Association as Syndication Agent, J.P. Morgan Securities, Inc. and Keybank National Association, as Co-Lead Arrangers.

     Exhibit 99.1   Invacare press release dated January 19, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                               INVACARE CORPORATION


                           By:/s/ Gregory C. Thompson
                              -----------------------------------------
                              Gregory C. Thompson
                              Senior Vice President and Chief Financial Officer
                             (Principal Financial and Accounting Officer)



Date:  January 19, 2005